UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2012

SPHERIX® INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-5576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6430 Rockledge Drive, Suite 503, Bethesda, MD	20817
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 301-897-2540

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information.

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

On December 3, 2012, Spherix Incorporated (the “Company”) sold all of the issued and outstanding capital stock of its consulting subsidiary, Spherix Consulting, Inc., to ChromaDex, Inc. for nominal consideration of less than $1,000.00.

Section 5 — Corporate Governance and Management.

Item 5.02.                                        Departure of Directors or Certain Officers;  Election of Directors;  Appointment of Certain Officers;  Compensatory Arrangements of Certain Officers.

On November 30, 2012, the following individuals resigned as members of the Board of Directors of the Company:

Dr. Claire L. Kruger

Dr. Robert A. Lodder

Aris Melissaratos

Thomas B. Peter

On November 30, 2012, but effective as of December 3, 2013, Dr. Claire L. Kruger resigned as the Chief Executive Officer/Chief Operating Officer of the Company.  In connection with Dr. Kruger’s departure, the Company paid Dr. Kruger a severance of $310,801.00 pursuant to the terms of her employment agreement.

On November 30, 2012, but effective as of December 3, 2012, the Company appointed (i) Dr. Robert A. Lodder as the Company’s Principal Executive Officer and (ii) Robert L. Clayton as Secretary of the Company.  The Company also agreed with Mr. Clayton that (i) Mr. Clayton will remain as CFO of the Company through March 31, 2013 and (ii) the Company will pay Mr. Clayton a severance of $212,180 pursuant to the terms of his prior employment agreement.

Section 9 – Financial Statements and Exhibits.

Item 9.01.         Financial Statements and Exhibits.

Exhibit 99.1 –  Stock Purchase Agreement by and between Spherix Incorporated and ChromaDex, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spherix Incorporated
(Registrant)

By:

/s/ Robert L. Clayton
Robert L. Clayton
Chief Financial Officer

Date: December 5, 2012